EXHIBIT 21

                LIST OF SUBSIDIARIES OF FULL HOUSE RESORTS, INC.

   NAME OF SUBSIDIARY                           JURISDICTION OF INCORPORATION
   ------------------                           -----------------------------

Deadwood Gulch Resort and
   Gaming Corp.                                         South Dakota

Full House Mississippi, LLC                              Mississippi

Full House Subsidiary, Inc.                               Delaware

Full House Subsidiary of
   Nevada, Inc.                                            Nevada

Full House Joint Venture
   Subsidiary, Inc.                                       Delaware

AEP/FHR, LLC*                                              Nevada

FH/HR Management, LLC*                                   Mississippi

Gaming Entertainment, LLC*                                Delaware

Gaming Entertainment
   (Delaware), LLC*                                       Delaware

Gaming Entertainment
   (Michigan), LLC*                                       Delaware

Gaming Entertainment
   (California), LLC*                                     Delaware

Greenhouse Management, Inc.**                             Michigan


    *50% owned
  **85% owned